As filed with the Securities and Exchange Commission on May 1, 2001
                                     SEC Registration No. 333-50188

                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM SB-2
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                     Carpet-on-the-Go, Inc.
                 (Name of issuer in its charter)



      Nevada                   2273              88-0470862
  (State or other       (Primary Standard       (I.R.S. Employer
  jurisdiction of   Industrial Classification    Identification
  incorporation)            Code No.)                 No.)

                  ____________________________
              1000 N. Green Valley Pkwy., #440-195
                       Henderson, NV 89014
                         (702) 650-2050
  (Address and telephone number of principal executive offices)
                  ____________________________
                Premier Corporate Services, Inc.
              1000 N. Green Valley Pkwy., #440-195
                       Henderson, NV 89014
                         (702) 650-2050
    (Name, address and telephone number of agent for service)
                  ____________________________

Approximate date of proposed sale to the public: As soon as reasonably practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act of 1933 check the following box. ___

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.__

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number or the earlier effective registration statement for the same offering. __

If delivery of the prospectus is expected to be made pursuant to
Rule 434, check the following box. __
                _________________________________



   Title of     Amount to    Proposed     Proposed    Amount of
  each class       be         maximum     maximum    registration
      of       registered    offering    aggregate       fee
  securities       (1)       price per    offering
     to be                     unit       price(2)
  registered

    Common     12,500,000      $0.01      $125,000   $33.00


(1) In the event of a stock split, stock dividend or similar transaction involving the common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares in an indeterminate amount in accordance with Rule 416(a) under the Securities Act of 1933, as amended.
(2) Estimated solely for purposes of calculating registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                     Carpet-on-the-Go, Inc.

                12,500,000 Shares of Common Stock

Carpet-on-the-Go, Inc., a Nevada corporation (the "Company"), is hereby offering up to 12,500,000 shares of its common stock (the "Shares") for the offering price of $0.01 per share, pursuant to the terms of this prospectus for the purpose of providing working capital for the Company. See "Plan of Distribution" and "Use of Proceeds."

The Company is offering the Shares on a "best efforts, all or none" basis with respect to the first 1,000,000 Shares, and a "best efforts" basis with respect to the remaining 11,500,000 Shares, which will be made available to the public at $0.01. Pending the sale of at least 1,000,000 Shares, all proceeds of the offering will be held in a special non-interest bearing account with Bank of America, Las Vegas, Nevada. Unless at least 1,000,000 Shares are sold within 30 days of the date of the prospectus, or 90 days if extended, this offering will terminate and all funds will be promptly returned to the subscribers without interest or deduction on the next business day after the end of the offering.

Prior to this offering, there has been no public market for the shares of the company, and there can be no assurance that a public market will result following the sale of the shares offered hereby or that the shares can be sold at or near the offering price, or at all. The initial public offering price has been arbitrarily determined by the company based upon what it believes purchasers of such speculative issues would be willing to pay for the securities of the company and bears no relationship whatsoever to assets, earnings, book value or any other established criteria of value. This is not an underwritten offering, and the shares are not presently traded on any recognized exchange or market.

It is our intention to apply to have the Shares listed for trading on the National Association of Securities Dealers
("NASD") OTC Electronic Bulletin Board Market as soon as possible after the date of this prospectus.

The securities offered hereby are speculative and involve a high degree of risk and substantial dilution. Only investors who can bear the risk of loss of their entire investment should invest.
See "Risk Factors" on page 3.

Neither the securities and exchange commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                   Proceeds
                          Price                   To
                        To Public    Commissions    Company
                        ---------     ---------    ---------
 Per Share               $    0.01           $ 0    $    0.01
 Minimum                 $  10,000           $ 0    $  10,000
 Maximum                 $ 125,000           $ 0    $ 125,000

     The date of this Prospectus is _________________, 2001
                        TABLE OF CONTENTS

Summary Information                                                  5

Risk Factors                                                         6

Special Note Regarding Forward-Looking Statements                   11

Use Of Proceeds                                                     11

Determination Of Offering Price                                     12

Dilution                                                            13

Selling Security Holders                                            14

Plan Of Distribution                                                14

Legal Proceedings                                                   15

Directors, Executive Officers, Promoters And Control Persons        15

Security Ownership Of Certain Beneficial Owners And Management      16

Description Of Securities                                           17

Interest Of Named Experts And Counsel                               18

Disclosure   Of   Commission  Position  On  Indemnification   For
Securities Act Liabilities                                          18

Organization Within The Last Five Years                             19

Description Of Business                                             19

Plan of Operations                                                  22

Description Of Property                                             24

Certain Relationships And Related Transactions                      24

Market For Common Equity And Related Stockholder Matters            24

Executive Compensation                                              25

Financial Statements                                                26

Changes  In And Disagreements With Accountants On Accounting  And
Financial Disclosure                                                27

Available Information                                               27

Experts                                                             27

Legal Matters                                                       27


              Outside back cover page of prospectus

Until _____________, 20___, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares offered by this prospectus or an offer to sell or a solicitation of an offer to buy the shares in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

                 -------------------------------

                     Up to 12,500,000 Shares

                     Carpet-on-the-Go, Inc.

                          Common Stock

                 -------------------------------

                           Prospectus

                 -------------------------------

                        Carpet-on-the-Go
              1000 N. Green Valley Pkwy., #440-195
                       Henderson, NV 89014
                         (705) 650-2050

                       Summary Information

The Company

The Company was incorporated under the laws of the State of Nevada on April 10, 2000 as Carpet-on-the-Go, Inc. Its principal executive offices are located at 1000 N. Green Valley Pkwy., #440-195, Henderson, NV 89014, (702) 650-2050. The Company was
organized to develop its full-service direct marketing format to offer customers a wide selection of competitively priced wall-to-wall carpeting products. The Company would like to optimally offer a wide range of services, including interior design consulting, measuring, delivery and installation, and unconditional satisfaction guarantees. The Company has been in the developmental stage since inception and has no operating history other than organizational matters and issuing stock to the founder.

The Company has not yet taken any steps to implement its business plan. Upon completion of this offering, the Company hopes to raise enough working capital in order to initiate its plans to develop the Company's business.

The Offering



Securities offered:      A minimum of 1,000,000 and a maximum
                         of 12,500,000 shares of common stock,
                         $.001 par value.

Offering price per       $0.01
share:

Offering:                The minimum shares are being offered
                         for a period of 30 days which may be
                         extended an additional 90 days.
                         Unless at least 1,000,000 shares are
                         sold within 30 days of the date of
                         this prospectus, or 120 days if
                         extended, this offering will
                         terminate and all funds will be
                         promptly returned to the subscribers
                         without interest or deduction.

Net proceeds:            Approximately $7,500 (Minimum)
                         $122,500 (Maximum)

Use of proceeds:         To be used for offering expenses,
                         purchase of office equipment, initial
                         product manufacturing and marketing,
                         leasing warehousing space, hiring of
                         employees and working capital. See
                         "Use of Proceeds."

Number of shares         Before the offering:     3,000,000
outstanding:
                         After the offering: 4,000,000
                         (minimum)
                                        15,500,000 (maximum)

   In this prospectus, reference to "we," "our, "us" and "the
            Company" refers to Carpet-on-the-Go, Inc.

                          Risk Factors

The purchase of the securities offered hereby involves significant risks. Prospective investors should give careful attention to the following statements respecting certain risks applicable to the offering.

            Risks Related To Our Financial Condition

     We Have No Operating History so it will be Difficult for You to Evaluate an Investment in Our Common Stock

The Company has had no operating history and has received no revenues or earnings from operations. The Company has no assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until it is able to secure financing to hire employees who know the carpet industry. This may result in the Company incurring a net operating loss which will increase continuously until the Company raises enough capital to start manufacturing and marketing the carpeting.

As a new company we face risks and uncertainties relating to our ability to successfully implement our business strategy. You must consider the risks, expenses and uncertainties that an early stage company like ours faces. If we cannot address these risks and uncertainties or are unable to execute our business strategy, our company may not be successful, which could reduce the value of your investment.

     The nature of the Company's proposed plan of operation is highly speculative.

The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition, and management of the Company after knowledgeable personnel is hired. While management intends to hire appropriate personnel who have an operating knowledge of the carpet industry, it cannot assure that the Company will successfully locate employees meeting this criteria. In the event the Company does raise enough capital to hire key employees and purchase material, the success of the Company is dependent upon numerous other factors beyond the Company's control.

                  Risks Related To Our Business

     The Company has not yet entered the market and the floor covering market is extremely competitive.

The Company has not yet entered the market and has no market penetration to date. Once it has entered the market, the Company will be an insignificant participant in the business of marketing carpeting for the businessman. The Company's competitors may substantially increase resources devoted to the production and marketing of products competitive with those of the Company, which could require the Company to reduce prices or increase spending on product development, marketing and sales. The Company has not yet entered the market and therefore has no market penetration to date. A large number of established and well financed entities, are active in the business of marketing carpeting. Nearly all the Company's competitors have significantly greater financial resources, technical expertise, and managerial capabilities than the Company. The Company is, consequently, at a competitive disadvantage in being able to manufacture carpeting and become a successful company in the carpeting industry.

Competition in the floor covering market is intense due to the significant number of retailers. Large retailers provide significant competition, including the Home Depot, Inc., Lowe's Corporation and Sears, Roebuck & Co. The principal methods of competition within the retail carpeting industry include product selection and merchandising, customer service and price. The Company's business competes with other carpet manufacturers and manufacturers of alternative floor coverings, for example, wood or tile.

     The Company expects fluctuations in seasonality and cyclical nature of the floor covering industry.

The Company's operating results are expected to fluctuate in the future as a result of a variety of factors, including the timing of store openings and related pre-opening expenses, weather conditions, price increases by suppliers, actions by competitors, conditions in the carpet manufacturing, home building and improvement markets and the floorcovering industry in general, regional and national economic conditions and other factors. Moreover, the Company expects its business to continue to exhibit some measure of seasonality, which the Company believes is typical of the floorcovering industry. Individual stores generally experience lower net sales, operating income and cash flow from operations and the Company experiences lower sales of manufactured carpets in the first and fourth fiscal quarters than in any other fiscal quarter, due primarily to the effect of winter weather on home improvement projects.

The floor covering industry historically has been adversely impacted by economic downturns. The Company believes that the industry is significantly influenced by economic conditions generally and particularly by consumer behavior, consumer confidence, the level of personal discretionary spending, the condition of the residential and commercial construction industries, interest rates, credit availability and the overall strength of the economy.

     We   currently  have  no  agreement  for  manufacturing   or
     supplying materials or personnel.

The Company has no arrangement, agreement, or understanding with respect to supplying material or personnel to aid in the operation of its business. The Company may not be able to successfully raise enough capital to hire personnel or to purchase the material to market carpeting. The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholder, the Company never commenced any operational activities other than identifying the industry that management believes that there is an opportunity for success. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require to be able to market carpeting.

     Our directors and officers will only devote part time efforts to this business due to other business interests they have.

While seeking investment and personnel with knowledge of the carpet industry, management anticipates devoting up to twenty hours per week to the business of the Company. The Company's officers have not entered into written employment agreements with the Company and are not expected to do so in the foreseeable future. The Company has not obtained key man life insurance on its officers or directors. Notwithstanding the combined limited experience and time commitment of management, loss of the services of any of these individuals would adversely affect development of the Company's business and its likelihood of continuing operations. See "Management."

     The  officers  and directors have other interests  to  which
     they   devote  time  and  each  will  continue  to   do   so
     notwithstanding  the  fact  that  management  time  may   be
     necessary to the Company's business.

The Officers and Directors of the company are currently employed at Carpet Barn, Inc., which distributes carpeting and floor coverings on a retail basis, which could result in a conflict of interest for the company. The officers and directors may be unable to devote the time necessary to implement our business plan as effectively and efficiently, therefore, we may be unable to generate revenue within the next twelve months. We may be unable to commence operations until management will be able to devote the necessary time to initiate the company's business operations.

The Company's officers and directors may, in the future, become, in their individual capacities, officers, directors, controlling shareholders or partners of other entities engaged in a variety of businesses which may in the future have various transactions with the company. Thus, potential conflicts of interest exist, including among other things, conflicts with respect to the time, effort, and corporate opportunities involved in participation with these other business entities and transactions. Each officer and director of Carpet-on-the-Go may engage in business opportunities outside the company. An officer or director may continue any business activity in which the officer or director engaged prior to joining the company. The officers and directors of the company are aware of the fact that they owe a fiduciary duty to the company and not to withhold any corporate opportunity from the company which may arise because of their association with the company.

     There   is   a   lack  of  market  research  and   marketing
     organization.

The Company has not conducted or received results of market research indicating that demand exists for the sale and marketing of carpets contemplated by the Company.

     The effect of carpet products on indoor air quality has been the subject of debate in recent years.

The effect of carpeting and other floor covering products on indoor air quality has been the subject of debate in recent years. Although there is some question within the industry as to whether emissions from carpeting pose a health hazard, researchers may detect hazardous levels of emissions from carpeting.

     Since Management has not taken any action to date other than identifying a potential market, if the Company is unable to raise the start-up capital in order establish itself within the floor covering industry, it may be deemed a blank check which would restrict resale of its stock.

If the business plan does not prove to be economically feasible, and Carpet-on-the-Go does not otherwise have a specific business plan or purpose, Carpet-on-the-Go would be considered a "blank check company", which could limit an investor's ability to sell its stock, thereby decreasing the value of the stock. Several states have restricted the ability for blank check companies to register or qualify their shares for both initial sale and secondary trading. If we should be deemed a blank check company, you may not be able to sell your securities in a secondary market. A blank check company is defined as development stage company that has no specific business plan of purpose or has indicated that is business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person. A "blank check company" is subject to Rule 419 of the Securities Act. Pursuant to Rule 419, all funds raised by and securities issued in connection with a public offering by a blank check company must be held in escrow, and any such securities may not be transferred. Many states have also enacted statutes, rules and regulations limiting the sale of securities of blank check companies within their respective jurisdictions. As a result, Carpet-on-the-Go would have great difficulty raising additional capital. In addition, there would be a limited public market, if any, for resale of the shares of the Company's common stock issued in this offering.

                 Risks Related to This Offering

     The penny stock rules could make selling the company's securities more difficult.

Even when the Company is able to list its shares on the OTC bulletin board, its common stock will be a "penny stock," under Rule 3a51-1 under the Securities and Exchange Act, unless and until the shares reach a price of at least $5.00 per share, we meet certain financial size and volume levels, or the shares are registered on a national securities exchange or quoted on the NASDAQ system. The shares are likely to remain penny stocks for a considerable period of time after the offering. A "penny stock" is subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Commission. Those rules require securities broker-dealers, before effecting transactions in any "penny stock," to deliver to the customer, and obtain a written receipt for a disclosure document set forth in Rule 15g-10 (Rule 15g-2); to disclose certain price information about the stock (Rule 15g-3); to disclose the amount of compensation received by the broker-dealer (Rule 15g-4) or any "associated person" of the broker-dealer (Rule15g-5); and to send monthly statements to customers with market and price information about the "penny stock" (Rule 15g-6). Our common stock will also be subject to Rule 15g-9, which requires the broker-dealer, in some circumstances, to approve the "penny stock" purchaser's account under certain standards, and deliver written statements to the customer with information specified in the rules. These additional requirements could prevent broker-dealers from effecting transactions and limit the ability of purchasers in this offering to sell their shares into any secondary market for our common stock. Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. These patterns include:

     - control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

     - manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

     - "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

     - excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

     - the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Additionally, the Company's securities, when available for trading, may be subject to the Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers that sell these securities to other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets exceeding $5,000,000 or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, combined with a spouses income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchasers' written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of purchasers of the Company's securities to buy or sell in any market that may develop.

     There is currently no public market for the stock.

The Company is not currently and never has been marketed on any stock exchange or Nasdaq, including the OTC bulletin board system or the pink sheets and any purchasers of the Company's shares may find it extremely difficult to dispose of their shares.

     The stock price may experience extreme price and volume fluctuations, and investors in our stock may not be able to resell their shares at or above the offering price.

If the Company is able to market its stock on the OTC bulletin board, the market price of the Common Stock could be subject to significant fluctuations in response the Company's operating results and other factors, and the market price of the Common Stock may decline below the public offering price. Developments in the floor covering industry or changes in general economic conditions could adversely affect the market price of the Common Stock. In addition, the stock market has from time to time experiences extreme price and volume volatility. These fluctuations may be unrelated to the operating performance of particular companies whose shares are traded.

     The Company may only sell the minimum number of shares or less than the minimum number of shares.

The Company can have a closing and accept subscriptions for the sale of shares to investors if at least 1,000,000 shares have been sold, which is the minimum amount that may be sold in this offering. In the event the minimum amount, or any amount which is significantly less than the maximum amount of 12,500,000 shares offered in this offering are sold, we may not be able to develop and market our products and services. We also would not be able to take advantage of acquisition or investment opportunities as aggressively. Additionally, we would not be able to expand our operations, or significantly increase the size of our work force and infrastructure to the extent we could if we sold more shares.

The Company may also be unsuccessful in selling at least
1,000,000 shares in this offering, particularly because our officers and directors are sell the shares in a direct participation offering, without the use of an underwriter. If we fail to sell at least 1,000,000 shares in this offering, we will be unable to accept any subscriptions in the offering.

     The shares are being offered on a "best efforts, minimum - maximum" offering and the funds received will be held in escrow.

You will not have the use of your funds, will not earn interest on funds in escrow, and will not be able to obtain return of funds placed in escrow unless and until the offering period expires, which could last up to one hundred twenty (120) days. The Common Stock is being offered by the Company's officers on a "best efforts, 1,000,000 shares minimum, 12,500,000 shares maximum" basis and no individual of or firm is committed to purchase or take down any of the shares. All of the Common Stock being offered may not be sold. Provisions have been made to deposit in escrow the funds received from the purchase of Common Stock, and in the event that $10,000, and in the event that $10,000 is not received within 30 days of the effective date of this Prospectus (which time period may be extended for up to an additional 90 days in our discretion), funds will be promptly returned to investors without interest and without deducting expenses of this offering. An investor could invest money for as long as 120 days and have your investment returned without interest. Anytime after the minimum amount is received prior to termination of the offering, the escrowed funds will be transmitted to us and shares will then be issued and no refunds will be made to you.

        Special Note Regarding Forward-Looking Statements

This prospectus contains "forward-looking statements." These statements may include statements regarding:

       *    our business strategy;
*    plans for hiring personnel;
* adequacy of anticipated sources of funds, including the proceeds from this offering; and
* other statements about our plans, objectives, expectations and intentions contained in this prospectus that are not historical facts.

When used in this prospectus, the words "may," "will," "should," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of reasons, including those discussed under "Risk Factors" and elsewhere in this prospectus. Following this offering, we assume no obligation to update any forward-looking statements contained in this prospectus.

                         Use Of Proceeds

The net proceeds to be used from this offering, after deducting estimated offering related expenses of $2,500 will be approximately $7,500 if the minimum amount of shares are sold and $122,500 if the maximum amount of shares are sold. It is possible that we will not sell any shares in the offering. The following table sets forth the use of estimated net proceeds, alternatively under the minimum and maximum offering, and prioritization of net proceeds expected to be received from this offering. If funds in excess of the minimum amount, but less than the maximum, are received, the funds will be allocated among the items in the table. Actual receipts and expenditures may vary from these estimates.

We propose to use the net proceeds as follows, in order of priority:



                    Assuming               Assuming
                    Maximum Sale           Minimum Sale
                    of                     of 1,000,000
                    12,500,000             Shares
                    Shares
Inventory             $  10,000    8.16%    $   1,500    20.00
                                                             %
Working Capital       $  57,500   46.94%    $   3,500    46.67%
Salaries              $  40,000   32.65%    $       0     0.00%
Office Equipment      $  15,000   12.25%    $   2,500    33.33%
                    -----------   ------   ----------    ------
                              -        -           --         -
Total Net Proceeds    $ 122,500     100%     $  7,500      100%


We believe that we must sell at least the minimum amount of shares to begin putting our business plan into effect, although this amount will be insufficient to meet our needs over the next 12 months unless we achieve revenues from operations almost immediately. We believe we need to raise the maximum proceeds to effectively implement our business plan and less than that amount will require us to limit the amount we will need to spend on salaries and to purchase materials and office equipment. The working capital reserve may be used for general corporate purposes to operate, manage and acquire materials and inventory, and to lease a warehousing facility to manufacture the carpeting. We presently have no commitments or agreements, and we are not involved in any negotiations, with respect to any acquisition of merchandise or materials.

The amounts set forth in the use of proceeds table merely indicate the proposed use of proceeds. These funds may be expended earlier due to unanticipated changes in economic conditions or other circumstances that we cannot foresee. In the event our plans or assumptions change or prove to be inaccurate, we might seek additional financing through loans or other financing arrangements sooner than currently anticipated.

The proposed allocation of the net proceeds represents our management's best estimate of and the current intentions concerning the expected use of funds to finance our activities in accordance with our management's current objectives and market conditions. Our management and Board of Directors may allocate the funds in significantly different proportions, depending on their needs at the time. Pending application of the net proceeds in the manner mentioned above, the proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.

We presently do not pay our officers and directors any amount of salary. In the event we are successful in completing this offering, we propose that any full time employees, including officer, will be paid salaries competitive in the industry subject to our ability to do so.

                 Determination Of Offering Price

The offering price of the Shares has been arbitrarily determined by the Company based upon factors like the Company's capital needs and the percentage of ownership to be held by investors as a result of this offering. The offering price does not necessarily bear any relationship to assets, book value, earnings history or other historical factors.

                            Dilution

"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets of an entity from its total assets. "Dilution" is the difference between the public offering price of a security like the Common Stock, and its net tangible book value per Share immediately after the Offering, giving effect to the receipt of net proceeds in the Offering. As of December 31, 2000, the net tangible book value of the Company was $0.001. If the Company achieves only the sale of the minimum offered shares at the public offering price, the pro forma net tangible book value of the Company would be $13,000 or approximately $0.003 per share, which would represent an immediate increase of $0.002 in net tangible book value per share and $0.007, or 70%, per share dilution to new investors, assuming the Shares are sold at the offering price of $0.01 per share. If the Company achieves the sale of the maximum offered shares at the public offering price, the pro forma net tangible book value of the Company would be $128,000 or approximately $0.008 per share, which would represent an immediate increase of $0.007 in net tangible book value per share and $0.002 per share, or 20%, dilution to new investors, assuming all the Shares are sold at the offering price of $0.01 per share.

The following table illustrates the pro forma per Share dilution:



                                 Assuming Min.   Assuming Max.
                                 Shares Sold     Shares Sold
                                     $   0.01      $  0.01
  Price to Public [1]
                                      $ 0.001           $ 0.001
  Net tangible book value per
  Share before Offering [2]
                                      $ 0.002           $ 0.007
  Increase Attributable to
  purchase of stock by new
  investors [5]
                                      $ 0.003           $ 0.008
  Net tangible book value per
  Share after offering
  [2],[3],[4]
                                      $ 0.007           $ 0.002
  Dilution to new investors [6]
                                          70%               20%
  Percent Dilution to new
  investors [7].

[1]  Offering price per equivalent common share.
[2] The net tangible book value per share before the offering is determined by dividing the number of Shares of Common Stock outstanding into the net tangible book value of the Company.
[3] The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to the Corporation from the current offering. [4] The net tangible book value per share after the offering is determined by dividing the number of Shares that will be outstanding after the offering into the net tangible book value after the offering as determined in note 3.
[5] The Increase Attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering and subtracting from it the net tangible book value per share before the offering for an increase of.
[6] The dilution to new investors is determined by subtracting the net tangible book value per share after the offering from the public offering price, giving a dilution value of.
[7] The Percent Dilution to new investors is determined by dividing the Dilution to new investors by the Price to the Public.

                    Selling Security Holders

There are no security holders of the Company offering securities.

                      Plan Of Distribution

Our officers and directors, Richard Mestas, President/Director, Kenneth Sitton, Secretary/Director and Roy Chew, Treasurer/Director, have been authorized to sell shares of our common stock pursuant to this prospectus to any and all suitable investors in certain states in which these securities are registered or are exempt from registration. Our officers and directors will not receive commissions or other offering remuneration of any kind for selling shares in this offering. Insofar as indemnification for liability arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against these liabilities (other than the payment by us of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being sold in this offering, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by is against public policy as expressed in the Act and will be governed by the final adjudication of this issue.

The shares of common stock are being offered by us on a "best efforts, all or none" basis with respect to the first 1,000,000 Shares, and a "best efforts" basis with respect to the remaining 11,500,000 Shares, which will be made available to the public at $0.01. No one has committed to purchase or take down any of the shares offered. Pending the sale of at least 1,000,000 Shares, all proceeds of the offering will be held in a special non-interest bearing account with Bank of America, Las Vegas, Nevada. In order to buy our shares, you must complete and execute the subscription agreement and make payment of the purchase price for each share purchased either in cash or by wire transfer or check payable to the Carpet-on-the-Go, Inc. Investment Account. Unless at least 1,000,000 Shares are sold within 30 days of the date of the prospectus, or 90 days if extended, this offering will terminate and all funds will be returned to the subscribers without interest or deduction promptly upon the next business day after the end of the offering. Once subscriptions for 1,000,000 Shares ($10,000) have been deposited, there will be an initial closing after which the offering will continue for an additional 11,500,000 Shares on a "best efforts" basis subject to subsequent closings. There can be no assurance that any or all of the Shares being offered will be sold. You will not have the use of your funds, will not earn interest on funds in escrow, and will not be able to obtain return of funds placed in escrow unless and until the offering period expires, which could last up to one hundred twenty (120) days.

The gross proceeds to the Company represented by issue of all the Shares for cash under this offering to the public will be $125,000. No commissions or other fees will be paid, directly or indirectly, by the Company, or any of its principals, to any person or firm in connection with solicitation of sales of the shares. The shares are offered subject to prior sale, when, as, and if delivered to and accepted by us, and subject to approval of certain matters by legal counsel. We reserve the right to withdraw, cancel or modify this offer and to reject any offer in whole or in part. Delivery of the shares will be made to investors promptly upon acceptance of cash and the satisfaction of escrow conditions relating to completion of the minimum offering amount.

                        Legal Proceedings

The Company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the Company has been threatened.

  Directors, Executive Officers, Promoters And Control Persons



Name                  Age         Position                Term

Richard Mestas         55         President/Treasurer/Di  Since
(1)                               rector                  April
                                                          11,
                                                          2000

Kenneth Sitton         53         Secretary/Director      Since May 15, 2000


Richard Mestas; President/Director

Richard Mestas has been an officer and director of the Company since April 11, 2000.

Since February 1999, Richard Mestas has been employed as a Floor Covering Consultant for Carpet Barn, Las Vegas, Nevada. He is responsible for the floor plan development and sales, laying out carpeting jobs and ensuring the completion of the carpeting jobs.

From  1984  through  1998,  Mr. Mestas was  employed  by  Reynosa
Enterprise as a Sales and Maintenance Consultant. While there, he led Seminars on Chemical Cleaning, OSHA Bloodborne Pathogen
Compliance and Safety Procedures.

From  1997 through 1998, he was an owner and partner of  Southern
Valley Air, which was an air conditioning company.

From 1995 through 1998, Mr. Mestas was a partner of X-Lant Window Cleaning, where he helped build and develop contracts in the Hotel & Casino industry, like Boulder Station, Texas Station, Stardust, Showboat, Stratosphere, Primadonna, Whiskey Pete's, Buffalo Bill's, etc.

From 1981 through 1995, he was an owner of Mestas Enterprise, a high rise window cleaning company, where he developed contracts with Albertson's Store, Arizona Charlie's Hotel, Bally's Hotel, California Hotel, Fremont Hotel, Main St. Hotel, Horseshoe Hotel, Frontier Hotel, Landmark Hotel, Stardust Hotel, Showboat Hotel, Tropicana Hotel, etc.

(1) Mr. Mestas replaced the treasurer in December, 2000, due to the death of the former treasurer/director.

Kenneth Sitton, Secretary/Director

Mr. Kenneth Sitton has been an officer and director of the Company since May 15, 2000.

Since  1992, Mr. Sitton has managed two retail stores for  Carpet
Barn, Inc., where he has been responsible for recruiting and training new hires as well as all management duties.

From  1985  to 1992, Mr. Sitton was Vice President of  Sales  for
Springfield   Floor   Covering,   where   he   managed   fourteen
salespeople, accounting for $9 million per year in sales.

From 1981 to 1985, he was a manager for Color Tile and responsible for all management duties. Mr. Sitton was named
National Manager of the Year in 1984.

From 1978 to 1985, Mr. Sitton worked for Montgomery Wards as a Department Manager. He was responsible for the plumbing, heating/air conditioning department as well as all building supplies. Mr. Sitton was also responsible for the management training program for merchandise management in Joplin, MO.

From 1970 to 1978, Mr. Sitton was the co-owner and manager of Tiny's Steak House, where he performed all management duties.

 Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth each person known to the Company, as of January 25, 2001, to be a beneficial owner of five percent (5%) or more of the Company's common stock, by the Company's directors individually, and by all of the Company's directors and executive officers as a group.



Title of Class  Name and Address          Amount and     Percent of Class
                of Beneficial Owner        Nature of
                                          Beneficial
                                       Ownership (1)(2)

Common Stock    Richard Mestas               3,000,000   100.00
                53 Tidwell Ln.                                %
                Henderson, NV 89014
Common Stock    Kenneth Sitton                       0             0.00%
                1000 N. Green Valley
                Pkwy., #440-195
                Henderson, NV 89014
Common Stock    All directors and            3,000,000           100.00%
                officers as a group
                (1 person)

Beneficial Ownership of Management if minimum amount is sold:



Title of Class  Name and Address          Amount and     Percent of Class
                of Beneficial Owner        Nature of
                                          Beneficial
                                       Ownership (1)(2)

Common Stock    Richard Mestas               3,000,000    75.00
                53 Tidwell Ln.                                %
                Henderson, NV 89014
Common Stock    Kenneth Sitton                       0             0.00%
                1000 N. Green Valley
                Pkwy., #440-195
                Henderson, NV 89014
Common Stock    All directors and            3,000,000            75.00%
                officers as a group
                (1 person)

Beneficial Ownership of Management if maximum amount is sold:



Title of Class  Name and Address          Amount and     Percent of Class
                of Beneficial Owner        Nature of
                                          Beneficial
                                       Ownership (1)(2)

Common Stock    Richard Mestas               3,000,000    19.35
                53 Tidwell Ln.                                %
                Henderson, NV 89014
Common Stock    Kenneth Sitton                       0             0.00%
                1000 N. Green Valley
                Pkwy., #440-195
                Henderson, NV 89014
Common Stock    All directors and            3,000,000            19.35%
                officers as a group
                (1 person)

  (1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Pursuant to the rules of the Securities and Exchange Commission, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
(2) None of the Company's officers or directors has the right to acquire any amount of the Shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

                    Description Of Securities

The Company's Articles of Incorporation authorizes the issuance of 25,000,000 shares of common stock, par value $0.001 per share. The shares are non-assessable, without pre-emptive rights, and do not carry cumulative voting rights. Holders of common shares are entitled to one vote for each share on all matters to be voted on by the stockholders. The shares are fully paid, non-assessable, without pre-emptive rights, and do not carry cumulative voting rights. Holders of common shares are entitled to share ratably in dividends, if any, as may be declared by the Company from time-to-time, from funds legally available. In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of common stock are entitled to share on a pro-rata basis all assets remaining after payment in full of all liabilities.

Management is not aware of any circumstances in which additional shares of any class or series of the Company's stock would be issued to management or promoters, or affiliates or associates of either.

Shares Eligible for Future Sale

All of the 3,000,000 Shares which are currently held, directly by management have been issued in reliance on the private placement exemption under the Securities Act of 1933, as amended (the "Act"). See "Security Ownership of Certain Beneficial Owners and Management." Such shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed affiliates of the Company (as that term is defined under the Act) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume on all national securities exchanges and through NASDAQ during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the shares owned by these shareholders were sold pursuant to Rule 144 or a registered offering, the market price of the common stock could be adversely affected.

The Company makes no representations or guarantee that the Shares registered hereunder shall have a market for resale.

              Interest Of Named Experts And Counsel

No named expert or counsel was hired on a contingent basis, or will receive a direct or indirect interest in the Company in exchange for preparation of the prospectus, or was a promoter, underwriter, voting trustee, director, officer or employee of the Company.

    Disclosure Of Commission Position On Indemnification For
                   Securities Act Liabilities

Article VI of our bylaws provides for the indemnification of our officers and directors to the extent authorized by the Nevada Revised Statutes. Section 78.7502(1) of the Nevada Revised Statutes allows us to indemnify any person made or threatened to be made a party to any action, except an action by us or in our right, by reason of the fact that he or she is or was a director, officer, employee or agent of, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal proceeding, had no reasonable cause to believe the conduct was unlawful. Article Five of the Articles of Incorporation provides for indemnification of such a person to the full extent provided by the Nevada Revised Statutes, as amended from time to time.

Under Section 78.7502(2), a similar standard of care applies to derivative actions by us or in our right, except that indemnification is limited solely to expenses (including attorneys' fees) incurred in connection with the defense or settlement of the action and court approval of the indemnification is required where the person seeking indemnification has been found liable to us.

In addition, Section 78.751(2) allows us to advance payment of indemnifiable expenses prior to final disposition of a proceeding. Decisions as to the payment of indemnification are made by a majority of the Board of Directors at a meeting at which a quorum of disinterested directors is present, or by written opinion of special legal counsel or by the stockholders.

Section 78.751(3) provides that the power to indemnify is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 78.752 of the Nevada Revised Statutes and Article VI,
section 2 of our Bylaws enable us to purchase and maintain insurance for our present and former directors, officers, employees and agents. Accordingly, we have provided liability insurance for each director and officer for certain losses arising from claims or charges made against him or her while acting in his or her capacity as our director or officer, including liabilities under federal securities laws.

Additionally, Article Five of the Articles of Incorporation limits the liability of our directors under certain circumstances. Article Five states:

     No Director or Officer of this Corporation shall be liable to this Corporation or its stockholders for any breach of fiduciary duty as Officer or Director of this Corporation. This provision shall not affect liability for acts or omissions which involve intentional misconduct, fraud, a knowing violation or law, or the payment of dividends in violation of NRS 78.300.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

             Organization Within The Last Five Years

The Company was incorporated in the State of Nevada on April 10, 1999 and is in the early stages of development. From inception the only activities of the Company have been the development of its business plan and the preparation for this registration statement. It has no revenues nor does it have any expectation of revenues until the completion of this offering and the commencement of its business plan.

                     Description Of Business

Background

Carpet-on-the-Go, Inc. (the "Company") is a Nevada corporation formed on April 10, 2000. Its principal place of business is located at 1000 N. Green Valley Pkwy., #440-195, Henderson, NV 89014. The Company was organized to engage in the business of selling floorcoverings, primarily for the residential housing market. The Company has not yet taken steps to implements its business plan.

Products and Markets

The Company intends to manufacture and market a variety of styles of carpets in a broad range of colors, textures and patterns. We intend to offer these products in a price range of $10 to $14 per square foot and we intend to emphasize quality, style, performance and service once we have begun to operate our business plan. We intend to market our products primarily through our sales people who will sell and market the carpet through door-to-door sales.

We believe that once funding is achieved and has been able to commence operations, we will be able to position ourselves to become a significant competitor within the industry of U.S. carpet manufacturers providing personalized service by being able to purchase equipment, hire a sales force and employees to manufacture the carpeting.

Initially, we will try to focus our business objectives within the Las Vegas residential market:

Replacement Sales Penetration. The Company intends to establish sales to new homeowners. Homeowners will provide the Company's sales representative with the floor plans and layout of their home. This will allow the sales representative to provide a homeowner with alternatives specifically tailored to the floor plan of the customer's home, as well as one-stop shopping for homeowners with respect to their carpeting needs. The Company's sales representative will be a significant element in the Company's plan to enhance service to homeowners. Based on estimates of the Las Vegas Homebuilder's Association, the total new homes market for carpet in Las Vegas is projected to grow at an annual rate of 5% to 10% over the next 10 years. The Las Vegas market may not grow as projected or that the Company will be able to increase or maintain its market share.

Offer Superior Service. The Company believes that the most important factor in its ability to compete is the quality of the customer service it will offer. Our goal is to offer the highest quality customer service in Las Vegas by offering our characteristic personalized door-to-door service. This service will begin with the offering of a full range of carpeting and includes a policy of a 24 hour installation and will guarantee against carpet installation defects for as long as the buyer owns the home. The Company will also inspect all floor covering installations in homes and intends to create a customer service department to handle all complaints and installation problems. Management believes these programs will have a positive effect on the Company's reputation with homeowners which enhances the Company's ability to be selected as the floor covering referral for subsequent customers and will allow the Company to gain customers for life. The Company also intends to continue to offer what it believes is quality technical service and assistance to its customers in both the new home and replacement sales markets. Representatives of the Company will assist in all phases of customers' projects, from conceptualization, design and product selection to actual installation. In addition, the Company will be staffed with specially trained design consultants that are highly knowledgeable regarding the broad range of decorating possibilities provided by the Company's products. The Company intends to continue to hire salespersons with experience in floor covering or related trades, and to continue to train such salespersons with respect to its products and services. The Company believes that such programs will have a positive effect on results of operations, although there can be no assurance of this.

The door-to-door marketing will provide the customers the opportunity to consult with trained personnel concerning the multitude of design possibilities utilizing the products offered by the Company on a personalized basis.

Competitive Prices. A second factor affecting the Company's ability to compete is the pricing of its products. The Company intends to offer the lowest prices in the region while maintaining a high profit margin. We believe we will be able to obtain this goal by manufacturing our own products and keeping any distribution costs down, although we may not be able to raise enough funds through this offering to be able to lease a warehousing facility to begin manufacturing our own carpeting. The Company intends to offer low prices and will try to implement a policy of offering to beat any competitor's price.

The Company also intends to eventually expand its business to certain markets throughout the United States where there is no dominant competitor. These potential targeted markets, like Las Vegas, will be experiencing high growth in population and home building. The Company believes that it can duplicate its successful concepts in these high growth markets and that it will be able to compete in these markets through its ability to compete on service and price. However, this expansion may not be effected or, if effected that any new facilities will be operated profitably.

The Company believes that the relaxed environment of having these representatives visiting the homes will increase the average total sale price and gross margin for its sales, although there can be no assurance in this regard.

According to regional publications, the Las Vegas area is one of the fastest growing in the country. According to the Las Vegas Review Journal, during 1999 an average of 5,000 persons relocated to Las Vegas each month, and the Las Vegas (Clark County) population has increased to over 1.2 million. Such statistics illustrate the high numbers of persons arriving in the Las Vegas area and the potential strength of the retail floor covering market.

Sales and Distribution

The Company plans to sell its products to the residential market throughout the Las Vegas area through its sales representatives door-to-door with the use of swatches. The Company currently does not employ any salespeople but hopes that it can raise capital to hire or consult with persons who have experience and connections to people and/or entities in the industry through this offering. The Company intends to introduce an innovative way of marketing carpet, in which the public will be able to purchase carpeting from their own home from a salesperson that will carry swatches of the carpeting, measure the area to be carpeted and have the carpeting delivered to the home within a 24 hour time period. The Company believes there exists a need for carpeting in the $10-14/sq. yard range and hopes that its carpeting shall be sold in that price range.

Training

The Company will strive to develop the technical and sales skills of its personnel to ensure that customers consistently receive knowledgeable and courteous assistance. The Company's training programs will be oriented toward emphasizing the importance of customer service, improving selling skills and creating realistic expectations. The Company will provide training for its entry-level personnel through an in-house training program, which combines on-the-job training with formal presentations by the Company. In addition, ongoing instruction will be given to all sales and customer service personnel.

Manufacturing and Operations

The  Company's  manufacturing and operations will be  integrated.
Capital expenditures will be focused on capacity, productivity and efficiency.

Raw Materials and Suppliers

The principal raw materials the Company will use are nylon fibers and filament fibers; synthetic backing; raw wool; polypropylene fibers; polyester staple fibers; olefin and polyester resins; and various dyes and chemicals. The Company has not contacted nor has it entered into any initial negotiations with suppliers, but hopes it can raise capital to be able to enter into contracts and negations from this offering. Most of the fibers the Company will use in its carpet production will be treated with stain-resistant chemicals.

Sales Terms

The Company's sales terms will be the same as those generally available throughout the industry. We will generally permit its customers to return the carpet purchased from us within 30 days from the date of sale if the customer is not satisfied with the quality of the carpet. This return policy is intended to be consistent with the Company's emphasis on quality, style and performance and will promote customer satisfaction without generating enough returns to affect materially the Company's operating results or financial position.

Environmental Matters

Once we commence our operations, we will need to comply with all applicable federal, state and local statures and ordinances regulating the discharge of materials into the environment and otherwise relating to the protection of the environment. Management does not believe the Company will be required to expend material amounts in order to comply with these laws and regulations, or that compliance will materially affect its capital expenditures, earnings or competitive position.

Employees

We currently have no employees and our executive officers at present are not compensated for their time contributed to Carpet-on-the-Go nor are they accruing salaries. We expect to use consultants, attorneys, and accountants as necessary. The need for employees will be addressed when our business plan is implemented.

We currently have no employment agreement nor do we carry key-man life insurance with respect to either of our executive employees.

                       Plan of Operations

The following Plan of Operation should be read in conjunction with our financial statements and notes thereto and the other financial information included elsewhere in this prospectus. In addition to historical information, this plan of operation and other parts of this prospectus contain forward-looking information that involves risks and uncertainties. Our actual results could differ materially from those anticipated by such forward-looking information as a result of certain factors including, but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.

We are a development stage company and have neither engaged in any operations nor generated any revenues from operations. Since our inception, our operations have been limited to developing the concept for our business plan and raising capital.

We currently have no working capital as of December 31, 2000, and there can be no assurance that our financial condition will improve. No money has been provided to the Company by the current officers and directors and investors are being relied upon to provide all the capital needed for the initial development of the Company. Management's plan of operation for the next twelve months is to: (1) raise funds from this offering; (2) develop relationships with suppliers; (3) provide the facilities and resources necessary to achieve the business goals of the Company; and (4) attract and retain highly qualified employees in order to appropriately staff business operations. If the offering is successful, management intends to us the net proceeds generated from the sale of shares in this offering to provide initial working capital for the operation of the proposed business. The Company will use the proceeds of this offering to purchase office and manufacturing equipment, to lease a warehousing facility and to provide general working capital to meet other operating expenses during the start up period of operations until the Company is able to generate revenues from operations to cover expenses. We also intend to enter into preliminary contracts with suppliers and wholesale manufacturers throughout the United States to pursue the acquisition of the materials necessary for the production of the carpeting to be made available; however, we may not be able to obtain these materials.

If the offering is successful and raises at least the minimum offering amount, we do not presently anticipate that we will be able to satisfy its cash requirements for the next twelve months. If we are unable to sell the minimum number of shares being offered, we will try to seek debt or equity financing through private sources in an amount sufficient to fulfill our business plan from anticipated earnings. We do not anticipate incurring more than $2,500.00 of additional operating expenses over the next 12 months. These expenses will be paid from working capital which will cover these projected expenses even if only the minimum amount of shares are sold in the offering. We may need to raise additional funds in the future in order to fund more aggressive and rapid expansion and to respond to competitive pressures. We have not entered into any agreement, plans or proposals for additional financing and currently have no plans to do so. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of the stockholders of the Company will be reduced, stockholders may experience dilution and such securities may have rights, preferences or privileges senior to those of the rights of the Company's Common Stock. There can be no assurance that additional financing will be available on terms favorable to the Company, or at all. If adequate funds are not available or not available on acceptable terms, the Company may not be able to fund its operations to manufacture its carpeting or respond to competitive pressures.

The Company may experience rapid growth, which would place a significant strain on the Company's managerial, financial and operational resources. The Company is required to manage multiple relationships with numerous outside parties. These requirements will get worse in the event of further growth of the Company or in the number of third party relationships, and the Company's systems, procedures or controls may not be adequate to support the Company's operations or that Company management may not be able to manage any growth effectively. To effectively manage its potential growth, the Company must continue to implement and improve its operational plans and to train and manage its employee base.

As additional funds become available, the Company's objective is to position itself as the leading provider of floor coverings in the Las Vegas residential retail market and to eventually become the leading provider of floor coverings in selected markets throughout the United States.

                     Description Of Property

The Company neither owns nor leases any real property at this time. The Company does have the use of a limited amount of office space from its Resident Agent, located at 1000 N. Green Valley Pkwy., #440-195, Henderson, NV 89014, at no cost to the Company, and management expects this arrangement to continue. The Company pays its own charges for long distance telephone calls and other miscellaneous secretarial, photocopying, and similar expenses. This is a verbal agreement between the Resident Agent and the Board of Directors.

As additional funds become available, the Company intends to lease a warehousing facility in order to make the carpeting more readily available.

         Certain Relationships And Related Transactions

There are no relationships, transactions, or proposed transactions to which the registrant was or is to be a party, in which any of the named persons set forth in Item 404 of Regulation SB had or is to have a direct or indirect material interest.

    Market For Common Equity And Related Stockholder Matters

Capitalization

The  Company is authorized to issue 25,000,000 shares  of  Common
Stock, $0.001 par value per share.

The Company's stock is not listed or quoted on any exchange at the present time. Management has not undertaken any discussions, preliminary or otherwise, with any prospective market maker concerning the participation of such market maker in the after-market for the Company's securities and management does not intend to initiate any such discussions until such time as the Company has raised enough capital to hire employees and enter into contracts with material suppliers and is conducting business. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.

Market Price

Effective August 11, 1993, the Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and
(ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The National Association of Securities Dealers, Inc. (the "NASD"), which administers NASDAQ, has recently made changes in the criteria for initial listing on the NASDAQ Small Cap market and for continued listing. For initial listing, a company must have net tangible assets of $4 million, market capitalization of $50 million or net income of $750,000 in the most recently completed fiscal year or in two of the last three fiscal years. For initial listing, the common stock must also have a minimum bid price of $4 per share. In order to continue to be included on NASDAQ, a company must maintain $2,000,000 in net tangible assets and a $1,000,000 market value of its publicly-traded securities. In addition, continued inclusion requires two market makers and a minimum bid price of $1.00 per share.

However, there can be no assurances that the Company will qualify its securities for listing on NASDAQ or some other national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. The failure of the Company to qualify its securities or to meet the relevant maintenance criteria after such qualification in the future may result in the discontinuance of the inclusion of the Company's securities on a national exchange. In such events, trading, if any, in the Company's securities may then continue in the non-NASDAQ over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities.

Holders

There  is  currently one holder of the Company's securities.  The
Company issued 3,000,000 shares of common stock to the current president and director on July 31, 2000.

Dividends

The Registrant has no plans to pay any dividends in the future upon issuance of the Company's stock.

                     Executive Compensation

The Company's officers and directors do not receive any compensation for their respective services rendered to the Company, nor have they received such compensation in the past. They have agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until the Company has generated revenues from operations. As of the date of this prospectus, the Company has no funds available to pay directors. Further, none of the directors are accruing any compensation.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

                      FINANCIAL STATEMENTS

  (a) The following documents are filed as exhibits to this Registration Statement:
                          CARPET-ON-THE-GO, INC.
                       (A Development Stage Company)

                           FINANCIAL STATEMENTS









                                 CONTENTS


                                                                   PAGE

INDEPENDENT AUDITORS' REPORT                                        1

BALANCE SHEET                                                       2

STATEMENT OF OPERATIONS                                             3

STATEMENT OF STOCKHOLDERS' DEFICIENCY                               4

STATEMENT OF CASH FLOWS                                             5

NOTES TO  FINANCIAL STATEMENTS                                     6-8














                       INDEPENDENT AUDITORS' REPORT




TO THE BOARD OF DIRECTORS OF CARPET-ON-THE-GO, INC.:


We have audited the accompanying balance sheet of CARPET-ON-THE-GO, INC. (A Development Stage Company) as of December 31, 2000 and the related statements of operations, stockholder's equity and cash flows for the period from April 10, 2000 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CARPET-ON-THE-GO, INC. as of December 31, 2000 and the results of its operations and its cash flows for the period from April 10, 2000 (inception) to December 31, 2000 in conformity with generally accepted accounting principles.




                                   MERDINGER,  FRUCHTER, ROSEN  &  CORSO,
                                   P.C.
                                   Certified Public Accountants

New York, New York
March 5, 2001

                          CARPET-ON-THE-GO, INC.
                       (A Development Stage Company)
                               BALANCE SHEET
                             DECEMBER 31, 2000



   ASSETS                                                    $     -
                                                            ========
   LIABILITIES AND STOCKHOLDER'S EQUITY
     Liabilities                                             $     -
                                                            --------
   STOCKHOLDER'S EQUITY
     Common stock, $0.001 par value;
       25,000,000 shares authorized,
      3,000,000 shares issued and outstanding                  3,000
     Additional paid-in capital                                  500
     Deficit accumulated during
       the development stage                                 (3,500)
                                                            --------
        Total stockholder's equity                                 -
                                                            --------

     Total liabilities and stockholder's equity              $     -
                                                            ========






The accompanying notes are an integral part of these financial statements.

                                   - 2 -
                          CARPET-ON-THE-GO, INC.
                       (A Development Stage Company)

                          STATEMENT OF OPERATIONS
                    FOR THE PERIOD FROM APRIL 10, 2000
                     (INCEPTION) TO DECEMBER 31, 2000

   Revenue                                                     $     -

   General and administrative expenses                           3,500
                                                            ----------
   Loss from operations before provision for income            (3,500)
   taxes

   Provision for income taxes                                        -
                                                            ----------
   Net loss                                                   $(3,500)
                                                            ==========
   Net loss per share - basic and diluted                      $     -
                                                            ==========
   Weighted average number of common shares
    outstanding                                              3,000,000
                                                            ==========









The accompanying notes are an integral part of these financial statements.

                                   - 3 -

                             CARPET-ON-THE-GO, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDER'S EQUITY
                 APRIL 10, 2000 (INCEPTION) TO DECEMBER 31, 2000

                                                                              Deficit
                                                                            Accumulated
                                       Common Stock          Additional       During
                                    -------------------        Paid In      Development
                                   Shares         Amount       Capital         Stage         Total
                                  --------      ---------    ----------     ----------     ----------
Balance, April 10, 2000-                   -        $     -       $     -       $      -       $     -

Issuance of shares for services
 - July 31, 2000                   3,000,000          3,000             -              -         3,000
Expenses paid by shareholder               -              -           500              -           500
Net loss                                   -              -             -        (3,500)       (3,500)
                                  ----------     ----------     ---------     ----------     ---------
Balance, December 31, 2000         3,000,000        $ 3,000        $  500       $(3,500)       $     -
                                  ==========     ==========     =========     ==========     =========







The accompanying notes are an integral part of these financial statements.

                                      - 4 -
                     CARPET-ON-THE-GO, INC.
                  (A Development Stage Company)
                     STATEMENT OF CASH FLOWS
         APRIL 10, 2000 (INCEPTION) TO DECEMBER 31, 2000


  CASH FLOWS FROM OPERATING ACTIVITIES
       Net loss                                               $(3,500)
       Stock issued for services                                 3,000
       Expense paid by shareholder                                 500
                                                             ---------
  NET CASH USED IN OPERATING ACTIVITIES                              -


  CASH AND CASH EQUIVALENTS - April 10, 2000                         -
                                                             ---------
  CASH AND CASH EQUIVALENTS - December 31, 2000                $     -
                                                             =========

  SUPPLEMENTAL INFORMATION:
                          During the initial period April  10  to
     December 31, 2000, the Company paid no cash for interest or income taxes.













The accompanying notes are an integral part of these financial statements.

                              - 5 -
                     CARPET-ON-THE-GO, INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2000

NOTE 1 -  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT
     ACCOUNTING POLICIES

          Nature of Operations
          Carpet-on-the-Go, Inc. (the "Company") is currently a development-stage company under the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") NO. 7. The Company was incorporated under the laws of the state of Nevada on April 10, 2000.

          No  funds  have  been provided to the  Company  by  the
          current  owner.  The Company will look to third parties
          to   provide   the  capital  needed  for  the   initial
          development of the Company.

          Use of Estimates
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

          Cash and Cash Equivalents
          The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

          Income Taxes
          Income taxes are provided for based on the liability method of accounting pursuant to SFAS No. 109, "Accounting for Income Taxes". Deferred income taxes, if any, are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end.

          Earnings Per Share
          The Company calculates earnings per share in accordance with SFAS No. 128, "Earnings Per Share", which requires presentation of basic earnings per share ("BEPS") and diluted earnings per share ("DEPS"). The computation of BEPS is computed by dividing income available to common stockholders by the weighted average number of outstanding common shares during the period. DEPS gives effect to all dilutive potential common shares outstanding during the period. The computation of DEPS does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive effect on earnings. As of December 31, 2000, the Company has no securities that would effect loss per share if they were to be dilutive.

          Comprehensive Income
          SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The Company had no items of other comprehensive income and therefore has not presented a statement of comprehensive income.

                     CARPET-ON-THE-GO, INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2000


NOTE 2 -  INCOME TAXES

          The components of the provision for income taxes for the period from April 10, 2000 (inception) to December
          31, 2000, are as follows:

             Current Tax Expense
             U.S. Federal                         $
                                                  -
             State and Local                         -
                                               -------
             Total Current                           -
                                               -------
             Deferred Tax Expense
             U.S. Federal                            -
             State and Local                         -
                                               -------
             Total Deferred                          -
                                               -------
             Total  Tax Provision (Benefit)
             from
              Continuing Operations            $     -
                                               =======

          The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

             Federal Income Tax Rate             34.0%
             Effect of Valuation Allowance     (34.0)%
                                              --------
             Effective Income Tax Rate            0.0%
                                              ========

          At December 31, 2000, the Company had net carryforward losses of $3,500. Because of the current uncertainty of realizing the benefits of the tax carryforward, a valuation allowance equal to the tax benefits for deferred taxes has been established. The full realization of the tax benefit associated with the carryforward depends predominantly upon the Company's ability to generate taxable income during the carryforward period.

          Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 2000 are as follows:

           Deferred Tax Assets
           Loss Carryforwards                        $ 1,200

           Less:  Valuation Allowance                (1,200)
                                                    --------
           Net Deferred Tax Assets                   $     -
                                                    ========

          Net operating loss carryforwards expire in 2020.

                     CARPET-ON-THE-GO, INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2000



NOTE 3 -  COMMON STOCK

          On July 31, 2000, the Company issued 3,000,000 shares of common stock for services valued at $3,000.

 Changes In And Disagreements With Accountants On Accounting And
                      Financial Disclosure

The Registrant has not changed accountants since its formation, and Management has had no disagreements with the findings of its accountants.

                      Available Information

The Company has filed a Registration Statement on Form SB-2 with the Commission under the Securities Act for the registration of the common stock offered by this prospectus. For purposes of this prospectus, the term Registration Statement means the initial registration statement and any and all amendments thereto. This prospectus omits certain information contained in the registration statement as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the common stock offered, please refer to the registration statement, including the exhibits thereto.

Following the effectiveness of this Registration Statement the Company intends to file a separate registration statement on Form 8-A, at which time the Company will become subject to the informational requirements of the Exchange Act, and in accordance therewith will file periodic reports, proxy and information statements, and other information with the Commission. Reports, registration statements, proxy and information statements, and other information filed by the Company with the Commission. The registration statement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549. Copies of these materials may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549. by calling 1-800-SEC-0330. The Commission maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information.

                             Experts

The Company audited financial statements as of December 31, 2000 included in this prospectus have been audited by Merdinger, Fruchter, Rosen & Corso, P.C., an independent public accounting firm, as indicated in its report thereto, and are included in reliance upon the authority of Merdinger, Fruchter, Rosen & Corso, P.C. as experts in accounting and auditing and in giving said reports.

                          Legal Matters

The law offices of Chapman & Flanagan, Ltd., Las Vegas, Nevada, has acted as Carpet-on-the-Go's legal counsel regarding the validity of the securities offered.
        Part II.  Information Not Required In Prospectus

            Indemnification Of Directors And Officers

The Company and its affiliates may not be liable to its shareholders for errors in judgment or other acts, or omissions not amounting to intentional misconduct, fraud or a knowing violation of the law, since provisions have been made in the Articles of Incorporation and By-Laws limiting such liability. The Articles of Incorporation and By-Laws also provide for indemnification of the officers and directors of the Company in most cases for any liability suffered by them or arising from their activities as officers and directors of the Company if they were not engaged in intentional misconduct, fraud or a knowing violation of the law. Therefore, purchasers of these securities may have a more limited right of action than they would have except for this limitation in the Articles of Incorporation and By-laws.

The officers and directors of the Company are accountable to the Company as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling the Company's affairs. A shareholder may be able to institute legal action on behalf of himself and all others similarly stated shareholders to recover damages where the Company has failed or refused to observe the law.

Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

           Other Expenses Of Issuance And Distribution

The estimated expenses in connection with the issuance and distribution of the shares registered hereby are set forth in the following tables:



       SEC registration fee                   $   33.00
       Legal fees and expenses                $1,500.00
       Accounting fees and expenses           $  500.00
       Miscellaneous                          $  467.00
                                             ----------
       Total                                  $2,500.00

             Recent Sales Of Unregistered Securities

With respect to the issuances of stock made, the Registrant relied on Section 4(2) of the Securities Act of 1933, as amended. On April 11, 2000, the Company issued 3,000,000 shares of its common stock to the president for services rendered on behalf of the company. No advertising or general solicitation was employed in offering the Shares. The securities were not offered for the purpose of resale or distribution, and the transfer thereof was appropriately restricted.

                            Exhibits

Exhibit Description.

     3.1 Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form SB-2, filed on November 17, 2000)

     3.2 By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form SB-2, filed on November 17, 2000)

     5    Opinion of Counsel

     23.1 Consent of Counsel contained in Exhibit 5.1

     23.2 Consent of Independent Auditors

                          Undertakings

     The undersigned registrant hereby undertakes to:
     (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

              i. include any prospectus required by section 10(a)
              (3) of the Securities Act;


             ii. reflect  in  the  prospectus any facts or events
              which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           iii. include any additional or changed material information on the plan of distribution.
          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
______________________________________________

                           Signatures

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Las Vegas, State of Nevada, on April 26, 2001.

                                   CARPET-ON-THE-GO, INC.

                                   By: /s/ Richard Mestas
                                   Richard Mestas, President

                    Special Power of Attorney

The undersigned constitute and appoint Richard Mestas their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

   Signature                   Title                     Date

/s/ Richard Mestas    President (Chief Executive           4/26/01
Richard Mestas        Officer), Treasurer and Director

/s/ Kenneth Sitton    Secretary and Director               4/26/01
Kenneth Sitton
